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                                                                   Exhibit 99.3

                        MONITRONICS INTERNATIONAL, INC.

                       LETTER TO REGISTERED HOLDERS AND
                     DEPOSITORY TRUST COMPANY PARTICIPANTS
                                      For
                           Tender of All Outstanding
                   113/4% Senior Subordinated Notes Due 2010
                                In Exchange For
                   113/4% Senior Subordinated Notes Due 2010
                      That Have Been Registered Under The
                            Securities Act of 1933

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______, 2003 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED.

   NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS PREVIOUSLY ACCEPTED FOR EXCHANGE.

To Registered Holders and Depository Trust Company Participants:

   We are enclosing herewith the material listed below relating to the offer by Monitronics International, Inc., a Texas corporation (the "Company"), to exchange its 113/4% Senior Subordinated Notes due 2010 (the "New Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for a like principal amount of its issued and outstanding 113/4% Senior Subordinated Notes due 2010 (the "Old Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated __________, 2003, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

   The Company is requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, enclosed herewith are copies of the following documents:

    1. Prospectus dated ____________, 2003;

    2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

    3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach The Bank of New York Trust Company of Florida, N.A. (the "Exchange Agent") prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis; and

    4. Letter that may be sent to your clients for whose accounts you hold Old Notes in your name or in the name of your nominee, which contains a letter that may be sent from your clients to you with such client's instruction with regard to the Exchange Offer.

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   We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire on the Expiration Date unless extended.

   The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

   Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes,
(iii) the holder does not have any arrangement or understanding with any person to participate in the distribution of New Notes, and (iv) neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

   The enclosed letter to clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

   The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer.

   Additional copies of the enclosed materials may be obtained from the undersigned.

                                          Very truly yours,

                                          MONITRONICS INTERNATIONAL, INC.

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